Exhibit 99.1

Company Contact:

Investor Relations Contact:

Jeffrey Korn, General Counsel/Corp. Secretary

Kirsten Chapman

iMergent, Inc.

Lippert/Heilshorn & Associates

801.431.4695

415.433.3777

investor_relations@imergentinc.com

kchapman@lhai.com

- iMergent Reaches Settlement with the State of North Carolina -

- Company to resume business in North Carolina -

OREM, Utah, August 6, 2008 - iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, announced it agreed to a Consent Judgment with the Office of the Attorney General of the State of North Carolina on Monday, August 4, 2008. The judgment, when entered by the court will allow iMergent to immediately schedule workshops in North Carolina.

In 2007, the Attorney General of North Carolina filed an action claiming iMergent sold a business opportunity and violated Consumer protection statutes. The State received a temporary injunction prohibiting iMergent from transacting sales and requiring iMergent to issue refunds to any North Carolina customer who requested a refund.  The following is a result of the July 2008 agreement.

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The injunction is lifted, and iMergent is permitted to schedule workshops.

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There is no finding iMergent is a seller of a business opportunity and no finding of wrongdoing. The settlement does not limit iMergent’s ability to conduct business in the state.

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iMergent agreed to certain actions intended to clarify its business practices.

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iMergent agreed to pay fees totaling $90,000 and refund any customers in North Carolina who may file claims within 60 days given the claim includes a declaration issued under penalty of perjury that the customer has been unable to activate a web site and get it fully operational. Management does not expect the refunds will be material as it has refunded all customers who have made a request under the terms of the injunction.

Jeff Korn, iMergent general counsel, said, “I want to thank the Attorney General of North Carolina, who took the time to learn and understand our business. The Office operated in good faith to recommend changes to our presentations, which helped to clarify our business practices. We are always willing to take any reasonable action that assists in making our sales practices transparent to regulators and, most importantly, our customers. We believe our StoresOnline™ Express model has substantially helped in our ability to negotiate the agreement, which lifts the injunction previously in place. Customers who purchase StoresOnline Express have the opportunity to test our best of breed software and award winning customer service before purchasing an upgrade to StoresOnline Pro. We are hopeful our continued improvements in our presentations and service will assist in resolving any other outstanding disputes.”

Don Danks, CEO, stated, “Once again, after study of our business model with StoresOnline Express and Pro, we have been able to resolve a long standing dispute.  We are pleased this matter has been resolved, and we intend to return to North Carolina shortly.”

Before the stock market opened today, the company filed an SEC Form 8-K.

Safe Harbor

Statements made in this press release regarding (1) iMergent transacting business in the State of North Carolina and scheduling workshops (2) the settlement resolving outstanding matters with the State of North Carolina, (3) the lifting of the injunction (4) the settlement not affecting continued operations in the State of North Carolina, (5) Imergent addressing issues to clarify its business practices, (6) iMergent  refunding any customers in North Carolina who may file claims within 60 days given the claim includes a declaration issued under penalty of perjury that the customer has been unable to activate a web site and get it fully operational (7) the expectation that the refunds will not be material, (8) changes to iMergent presentations, which help to clarify  business practices, (9) iMergent being  willing to take any reasonable action that assists in making  sales practices transparent to regulators customers, (10) that the  StoresOnline™ Express model has substantially helped in the ability to negotiate the agreement, (11) that customers who purchase StoresOnline Express have the opportunity to test the best of breed software and award winning customer service before purchasing an upgrade to StoresOnline Pro, (12) continued improvements in  presentations and service will assist in resolving any other outstanding disputes, (13) that study of iMergent business model with StoresOnline Express and Pro have resulted in the ability to resolve a long standing dispute and  (14)   the Attorney General of the State of North Carolina taking the time to fully understand Company presentations  are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the company's Form 10-K for the year ended June 30, 2007, and Forms 10-Q for the periods ended September 30, 2007, December 31, 2007, and March 31, 2008.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers.  In addition to software, iMergent offers site development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.